                                                                  EXHIBIT (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens, E.G., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, E.G., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------  -------------------------------------------------------------

                                     GIVE THE                                                       GIVE THE EMPLOYER
                                     SOCIAL SECURITY                                                IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:            NUMBER OF--               FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-------------------------------------------------------------  -------------------------------------------------------------
       1.  An individual's account   The individual                   8.  Sole proprietorship       The owner(4)
                                                                          account

       2.  Two or more individuals   The actual owner of the          9.  A valid trust, estate,    The legal entity (do not
           (joint account)           account or, if combined              or pension trust          furnish the identifying
                                     funds, the first                                               number of the personal
                                     individual on the                                              representative or
                                     account(1)                                                     trustee unless the legal
                                                                                                    entity itself is not
                                                                                                    designated in the
                                                                                                    account title)(5)

       3.  Husband wife (joint       The actual owner of the         10.  Corporate account         The corporation
           account)                  account or, if joint
                                     funds, either person (1)

       4.  Custodian account of a    The minor (2)                   11.  Religious, charitable,    The organization
           minor (Uniform Gift to                                         or educational
           Minors Act)                                                    organization account

       5.  Adult and minor (joint    The adult or, if the            12.  Partnership account held  The partnership
           account)                  minor is the only                    in the name of the
                                     contributor, the                     business
                                     minor(1)

       6.  Account in the name of    The ward, minor, or             13.  Association, club, or     The organization
           guardian or committee     incompetent person(3)                other tax-exempt
           for a designated ward,                                         organization
           minor, or incompetent
           person

       7.  a.  A revocable savings   The grantor-trustee(1)          14.  A broker or registered    The broker or nominee
               trust account (in                                          nominee
               which grantor is
               also trustee)

           b.  Any "trust" account   The actual owner(1)             15.  Account with the          The public entity
               that is not a legal                                        Department of
               or valid trust under                                       Agriculture in the name
               State law                                                  of a public entity (such
                                                                          as a State or local
                                                                          government, school
                                                                          district, or prison)
                                                                          that receives
                                                                          agricultural program
                                                                          payments

-------------------------------------------------------------  -------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entitites), for Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES

Payees specifically exempted from backup withholding on ALL payments include the following:*

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual
- retirement plan, or a custodial account under section 403(b)(7).
- The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any politial subdivision or instrumentality thereof.
- A foreign government or a political subdivision, agency or instrumentality thereof.
- An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the United
- States or a possession of the United States.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the United
- States and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reason-able cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

--------------------------
* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulation promulgated thereunder.